Exhibit 10.0

AGREEMENT FOR THE PURCHASE OF STOCK OF TOYZAP.COM, INC.

THIS STOCK PURCHASE AGREEMENT, (this “Agreement”) made this      day of             , 2010, by and among Toyzap.com, Inc., a Texas corporation (the “Company”) and a fully reporting, publicly held corporation trading on the OTC Bulletin Board under the symbol “TOZY.OB”, located at 4800 Beldon Trail, Colleyville, Texas 76034;                      (collectively, the “Purchasers”), located at 20400 Stevens Creek Blvd., Suite 700, Cupertino, California 95014.                      shall be hereinafter referred to each individually as a “Selling Shareholder” and collectively as the “Selling Shareholders.”

RECITALS

A. The Selling Shareholders desire to sell to the Purchasers, and the Purchasers desire to purchase from the Selling Shareholders (the “Sale”) and/or retire,                      shares of the Company’s Common Stock, par value $0.001 per share (the “Shares”), on the terms and conditions set forth in this Agreement.

B. The Selling Shareholders have appointed Balestri (the “Escrow Agent”), under the terms and conditions of the Escrow Agreement, attached hereto as Exhibit A (the “Escrow Agreement”), to receive and hold all consideration received from Purchasers for the sale of the Shares.

C. The Purchasers have further agreed to advance at least $50,000 of the Share Purchase Price (defined below) to the Escrow Agent as a refundable good faith deposit under the terms and conditions of the Escrow Agreement.

D. The Selling Shareholders have appointed Dean (the “Shareholder Representative”), under the terms and conditions of the Escrow Agreement, attached hereto as Exhibit C (the “Representative Agreement”), to hold all documents, stock certificates, stock powers and corporate records of the Company.

E. The Company joins in the execution of this Agreement for the purpose of evidencing its consent to the consummation of the foregoing transactions and for the purpose of making certain representations and warranties to and covenants and agreements with the Purchasers.

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AGREEMENTS

NOW, THEREFORE, in consideration of the recitals (which are deemed to be a part of this Agreement), mutual covenants, representations, warranties and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

SALE AND RETIREMENT OF STOCK

1.01 Subject to the terms and conditions of this Agreement, the Selling Shareholders agree to sell the Shares owned by them, and Purchasers agree to purchase from the Selling Shareholders, that number of Shares listed opposite such Selling Shareholder’s name on Exhibit B hereto, for a total of                                                               (the “Share Purchase Price”).

1.02 The Selling Shareholders shall instruct the Escrow Agent as to the distribution of the funds received from the sale of the Shares and shall instruct the Shareholder Representative as to distribution of the Shares and other documents of the Company held by the Selling Shareholders.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND DEAN

The Company and Dean, hereby jointly and severally represent and warrant to Purchasers as of the date hereof and as of the Closing Date as set forth below. The information disclosed on any Schedule attached hereto shall be deemed to relate solely to the section of this Article II to which such Schedule relates and shall not be deemed made for other sections to which such disclosure may apply unless such disclosure is cross-referenced in the Schedule(s) relating to such other section(s), and only to the extent that the applicable information or risk is described.

2.01. Organization and Authority. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Texas, with all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. No order has been made or petition presented or resolution adopted which relates to the winding-up of the Company or for an administration order in respect of the Company, nor has any administrative or other receiver been appointed by any Governmental Authority or other Person with respect to all or part of the assets of the Company, and no power to make any such appointment has arisen. The Company has delivered Purchasers complete and correct copies of the Certificate of Formation and Bylaws presently in effect for the Company, and the Company is not in default under or in violation of any provision of such documents.

2.02. No Violation. The Company has the right, power, and authority to enter into, and perform its obligations under, this Agreement. The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the material provisions of or constitute a default under any material license, indenture, mortgage, charter, instrument, certificate of formation, bylaw, or other material agreement or instrument to which the Company is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, or (b) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of the Company. This Agreement, to which the Company is a party, has been duly and validly executed and delivered by the Company, and, assuming due authorization, execution and payment by Purchasers and due authorization and execution by the Selling Shareholders, constitute valid and binding legal obligations of the Company, enforceable against the Company in accordance with its terms, except where such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws and equitable principles relating to or limiting creditors’ rights generally (“Bankruptcy Laws”).

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2.03. Capitalization of the Company. The authorized capital stock of the Company consists of 200,000,000 shares of Company Common Stock, $0.001 par value, and 1,000,000 shares of the Company’s Preferred Stock, which are blank check preferred, $0.001 par value. There are 10,000,000 issued and outstanding shares of Company’s Common Stock, and no issued and outstanding shares of the Company’s Preferred Stock, owned of record and beneficially by the Persons and in the amounts specified on Schedule 2.03 attached hereto. At the Closing, taking into consideration the share contribution described in Section 1.02 hereof, the Purchasers shall acquire Eighty percent (80%) of the fully diluted issued and outstanding shares of the Company’s capital stock from the two Selling Shareholders under this Agreement. There are no shares of the Company’s capital stock held by the Company as treasury stock. All of the issued and outstanding shares of the Company’s capital stock are validly issued, fully paid, non-assessable and are without, and were not issued in violation of, any preemptive rights, and were not issued in violation of federal or state securities laws. No other class of capital stock of the Company is issued or outstanding, and there are no options, warrants, calls, subscriptions, conversion or other rights, agreements or commitments to acquire from the Company any shares of capital stock of the Company or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of capital stock of the Company, or any other security of the Company. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. To the Knowledge of the Company, there are no voting agreements, voting trust agreements, proxies or stockholder or similar agreements relating to the capital stock of the Company. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock. The Company has delivered to Purchasers accurate and complete copies of the stock records of the Company including copies of the duly cancelled certificates representing any shares of the capital stock of the Company which were previously issued and then cancelled.

2.04. No Subsidiaries. The Company does not own any investment, equity securities or other legal and/or beneficial interests in any Person.

2.05. Consents and Approvals. Other than documents that may be required to be filed by the Company with the Securities and Exchange Commission (the “SEC”) in connection with the transactions contemplated by this Agreement, no filing or registration with, no notice to and no permit, authorization, consent or approval of, any third party or any Governmental Authority is necessary for the consummation by the Selling Shareholders and the Company of the transactions contemplated by this Agreement or to enable the Company to continue to conduct its business after the Closing in a manner which is consistent with that in which it is presently conducted or contemplated to be conducted.

2.06. Books and Records. The books and records of the Company are, and have been, maintained in the usual, regular, ordinary and appropriate manner by the Company.

2.07. Employees; Employee Benefit Plans. The Company has no employees, employment contracts, collective bargaining agreements, pension plan, bonus plans, profit-sharing agreements, stock options, or other agreements providing for employee remuneration or benefits to any party, including independent contractors.

2.08 Contracts, Leases and Assets. Except as otherwise set forth on Schedule 2.08, the Company is not a party to any contract, agreement or lease. To the Knowledge of the Company, no person other than Dean holds a power of attorney from the Company or the Selling Shareholders. At the Closing, the Company will have no assets or contracts other than as set forth on Schedule 2.08.

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2.09 Compliance with Laws. The Company has complied with, and is not in violation of any federal, state, or local statute, law, and/or regulation pertaining to the Company. The Company has complied with all federal and state securities laws in connection with the offer, sale and distribution of its securities, except where the fail to comply with such laws would not create a Material Adverse Effect. At the time that the Company sold shares to the Selling Shareholders, the Company was entitled to use the exemptions provided by the Securities Act of 1933, as amended and rules thereunder (the “Act”), relative to the sale of its shares. The Shares being sold herein are being sold in a private transaction between the Selling Shareholders and Purchasers, and it is understood that the Shares are subject to trading restrictions under the Act.

2.10. Brokers’ Fees and Commissions. The Company has not employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby.

2.11 Absence of Changes. Since December 31, 2009, there has been no change in the financial condition or operations of the Company except changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

2.12 SEC Documents. The Company has filed all required reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC since May 7, 2008 (the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents, except to the extent that information contained in any SEC Document has been revised or superseded by a later filed SEC Document, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.13 Financial Statements. The financial statements of the Company included in the Company’s Form 10-K for the year ended December 31, 2009 and the Form 10-Q for the three months ended September 30, 2009 comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) (except, in the case of unaudited statements as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved and fairly present the consolidated financial position of the Company as of the dates thereof and the consolidated results of their operation and cash-flows for the periods then ending in accordance with GAAP (subject, in the case of the unaudited statements, to normal year-end audit adjustments). Except as set forth in the filed SEC Documents, the Company does not have any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated sheet of the Company and its consolidated subsidiaries or in the notes thereto and which can reasonably be expected to have a Material Adverse Effect on the Company taken as a whole.

2.14 Liabilities. The Company does not, and will not as of Closing, have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected in the Company’s balance sheet as of December 31, 2009, and listed specifically on and attached to this Agreement as Schedule 2.14. Any and all debts listed on Schedule 2.14 of this Agreement shall be paid in full either before Closing or at Closing.

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2.15 Tax Returns. Within the times and in the manner prescribed by law, the Company has filed all federal, state, and local tax returns required by law to be filed on or before December 31, 2009. The Company has paid, or will pay prior to the time they become delinquent, all material taxes (including accrued taxes), assessments, and penalties due and payable on or before the Closing. The Company has not been advised in writing that any federal income tax returns of the Company have been audited by the Internal Revenue Service. The provisions for taxes, if any, reflected in the Company’s balance sheet as of December 31, 2009, is adequate for any and all federal, state, county, and local taxes for the period ending on the date of that balance sheet and for all prior periods, whether or not disputed. To the Knowledge of the Company, there are no present disputes as to taxes of any nature payable by the Company.

2.16 Full Disclosure. None of representations and warranties made by or in any certificate or memorandum furnished or to be furnished by the Company or on its behalf in connection herewith, contains or will contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading.

2.17 Litigation. The Company is not (and has not been) a party to any suit, action, arbitration, or legal administrative, or other proceeding, or pending governmental investigation not disclosed in the 10K and 10Q’s filed with the SEC. To the Knowledge of the Company, there is no basis for any such action or proceeding and no such action or proceeding is threatened against the Company. The Company is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality. The Company is not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving the Company. To the Knowledge of the Company, there is no dispute of any kind between the Company and any third party that would have a Material Adverse Effect.

2.18 Corporate Documents. The Company has delivered to the Purchasers copies of the following documents, which are true, complete and correct in all material respects:

(a)	Certificate of Formation and Bylaws;

(b)	Any and all minutes of meetings of the Company’s board of directors;

(c)	Any and all minutes of meetings of the Company’s shareholders;

(d)	Any and all written consents of the Company’s board of directors in lieu of meetings;

(e)	Any and all written consents of the Company’s shareholders in lieu of meetings;

(f)	List of current officers and directors of the Company;

(g)	Balance Sheet as of December 31, 2009, together with other financial statements, any, described in Section 2.13 hereof;

(h)	Copies of all federal and state income tax returns of the Company;

(i)	Copies of all Company bank statements since January 1, 2008; and

(j)	Stock register and stock certificate records of the Company.

2.19 Title. To the Knowledge of the Company, none of the Shares are subject to any voting trust or agreement. To the Knowledge of the Company, no Person holds or has the right to receive any

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proxy or similar instrument with respect to such Shares. Except as provided in this Agreement, to the Knowledge of the Company, the Selling Shareholders are not parties to any agreement which offers or grants to any person the right to purchase or acquire any of the Shares. To the Knowledge of the Company, there is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the purchase of the Shares by the Purchasers, impair, restrict or delay voting rights with respect to the Shares.

2.20 Transactions with Related Parties. There are no transactions, liabilities or causes of action between the Company and (i) any director, officer, employee, stockholder or Affiliate of the Company, or (ii) any relative or spouse (or relative of such spouse) of any such director, officer, employee, stockholder or Affiliate (such Persons in (i) and (ii) being referred to herein as a “Related Party” or collectively as the “Related Parties”).

2.21. Names. The Company has never operated under any name other than “Toyzap.com, Inc.”

2.22. Disclosure. All documents, agreements and other papers and materials delivered by or on behalf of the Company in connection with this Agreement and the transactions contemplated hereby and thereby are true, complete and accurate in all material respects. All documents referred to in this Agreement, including in the Schedules or Exhibits, and the corporate minute books of the Company have been delivered to Purchasers. Such corporate minute books contain all of the minutes of meetings of shareholders, board of directors, and any committees of the board of directors that have been held and all of the written consents to action executed in lieu thereof. None of the representations, warranties or statements of the Company contained in this Agreement, in the Schedules or Exhibits hereto, or in any other agreement, instrument or document executed or delivered by or on behalf of the Company in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the representations, warranties or statements made, in the context in which made, not false or misleading. There is no fact that the Company has not disclosed to Purchasers in writing that causes a Material Adverse Effect or could result in a Material Adverse Effect. The Company acknowledges that the statements contained in this Section shall not be deemed to limit or qualify any of the other representations or warranties contained in this Agreement, in the Schedules or Exhibits hereto or in any agreement or document delivered in connection herewith.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLING SHAREHOLDERS

Each Selling Shareholder hereby represents and warrants as of the date hereof and as of the Closing Date to the Purchasers that:

3.01 Capital Stock of the Company owned by Selling Shareholders. Each of the Selling Shareholders hereto beneficially owns that number of shares of capital stock of the Company set forth on Schedule 2.03. The Selling Shareholder owns no other shares of the Company’s capital stock, nor any options, warrants, calls, subscriptions, conversion or other rights, agreements or commitments to acquire from the Company any shares of capital stock of the Company or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of capital stock of the Company, or any other security of the Company. The Selling Shareholder is not a party to any stock

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appreciation, phantom stock or similar rights with respect to the Company. The shares of capital stock held by the Selling Shareholder are not subject to any voting agreements, voting trust agreements, proxies or stockholder or similar agreements, nor are such shares subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of the shares. The Company’s transfer agent has delivered to Purchasers accurate and complete certificates representing any shares of the capital stock of the Company which are currently outstanding and beneficially owned by the Selling Shareholder, and the Selling Shareholder shall deliver any such complete certificates to the Dean prior to the Closing.

3.02 Title to Shares. Selling Shareholder has good and marketable title to all of the Shares being sold by him to the Purchasers pursuant to this Agreement. Such Shares will be, at the Closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind. None of the Shares being sold by the Selling Shareholder to the Purchaser pursuant to this Agreement are or will be subject to any voting trust or agreement. No Person holds or has the right to receive any proxy or similar instrument with respect to such Shares. Except as provided in this Agreement, the Selling Shareholder is not party to any agreement which offers or grants to any person the right to purchase or acquire any of the Shares being sold by the Selling Shareholder to the Purchasers pursuant to this Agreement.

3.03 No Violation. The Selling Shareholder has the right, power, and authority to enter into, and perform his obligations under this Agreement. The execution and delivery of this Agreement by the Selling Shareholder and the performance by the Selling Shareholder of his obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the material provisions of or constitute a default under any material license, indenture, mortgage, charter, instrument, certificate of formation, bylaw, or other material agreement or instrument to which the Selling Shareholder is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, or (b) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of the Selling Shareholder. This Agreement, to which the Selling Shareholder is a party, has been duly and validly executed and delivered by the Selling Shareholder, and, assuming due authorization, execution and payment by Purchasers and due authorization and execution by the Company, constitutes valid and binding legal obligations of the Selling Shareholder, enforceable against the Selling Shareholder in accordance with its terms, except where such enforceability may be limited by Bankruptcy Laws.

3.04 Brokers’ Fees and Commissions. The Selling Shareholder has not employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby.

3.04 DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN ARTICLE 2 AND THIS ARTICLE 3, SELLER SHAREHOLDERS MAKE NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF THE COMPANY OR ANY OF ITS ASSETS, LIABILITIES OR OPERATIONS, INCLUDING WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASERS

Purchasers hereby represent and warrants to the Company and the Selling Shareholders that:

4.01. Authorization. Purchasers have full corporate power and authority to execute and deliver this Agreement to which it is a party and to perform and observe fully its obligations hereunder and thereunder and to consummate the transactions contemplated hereby. Purchasers have taken all corporate action required to authorize the execution, delivery and performance by it of this Agreement to which it is a party and the consummation by it of the transactions contemplated hereby and thereby. This Agreement to which Purchasers are a party has been duly and validly executed and delivered by Purchasers, as applicable, and, assuming due authorization, execution and delivery by the Company and the Selling Shareholders, will constitute a valid and binding obligation of Purchasers, subject to Bankruptcy Laws.

4.02. No Violation. Neither the execution and delivery of this Agreement by Purchasers and the performance by Purchasers of its obligations hereunder nor the consummation by Purchasers of the transactions contemplated hereby will (a) violate, conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of Purchasers, (b) violate, conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under, or permit the termination of, or result in the acceleration of, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Purchasers is a party or by which they or any of their respective properties or assets may be bound or affected or (c) violate any Rule of any Governmental Authority applicable to Purchasers or any of their respective properties, assets or operations, excluding from the foregoing clauses (b) and (c) violations, conflicts, breaches or defaults which, in the aggregate would not have a material adverse effect on the business, properties, operations or condition (financial or otherwise) of Purchasers.

4.03 Transfer Restrictions. Purchasers agrees that the securities being acquired pursuant to this Agreement may be sold, pledged, assigned, hypothecated or otherwise transferred, with or without consideration (“Transfer”) only pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

4.04. Purchaser has not engaged any investment banker, broker or finder in connection with the transactions contemplated hereby.

4.05. Disclaimer. No promises or representations have been or are made by Purchasers to the Company or any Selling Shareholder except as expressly set forth in this Agreement, whether regarding Purchasers’ conduct of the Company’s business following the Closing, the operations of Purchasers following the Closing, any projections or forecasts of the Company’s business or Purchasers relating to the period following the Closing, or otherwise and Selling Shareholders, in entering into this Agreement, have not relied on any representations or promises except as set forth in this Agreement.

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ARTICLE V

COVENANTS

5.01. Conduct of Business of the Company Prior to the Closing. From the date hereof through the Closing, the Company and Dean agree that, except as expressly contemplated or permitted by this Agreement or to the extent that Purchasers shall otherwise consent in writing, the Company shall use its best efforts to carry on its business and affairs in such a manner so that the representations and warranties contained in Article II shall continue to be true and correct on and as of the Closing as if made again by the Company on the Closing Date, and the Company shall carry on its business and shall not (without the prior written approval of Purchasers) (i) sell, pledge, or assign any assets, (ii) amend its Certificate of Formation or Bylaws, (iii) declare dividends, redeem or sell stock or other securities (iv) incur any liabilities, except in the normal course of business, (v) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or (vi) within the thirty (30) day period following the date of this Agreement, enter into any other transaction, or enter into any discussions with any other prospective purchaser of the Shares, or any prospective joint venturer or merger partner.

5.02. Access to Information. Between the date of this Agreement and the Closing, at reasonable times without significant disruption to the business of the Company, the Company will give Purchasers and its authorized representatives full access at Purchasers’ expense to all personnel, offices and other facilities, and to all books and records of the Company (including Tax returns and accounting work papers) and shall permit Purchasers to make and shall fully cooperate with regard to such inspections as it may require and shall cause its officers to furnish Purchasers such financial and operating data and other information with respect to the business and properties of the Company as Purchasers may from time to time reasonably request. The representations and warranties of the Company, Dean, and the Selling Shareholders contained herein or in any certificate or other documents delivered to Purchasers shall not be deemed waived or otherwise affected by the results of any such investigation made by Purchasers or any of its representatives.

5.03. All Reasonable Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done as promptly as practicable, all things necessary, proper and advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. If at any time after the date hereof any further action is necessary or desirable to carry out the purposes of this Agreement, including the execution of additional instruments, each party to this Agreement shall take all such necessary action.

5.04. Public Announcements. Other than as required by law, the Company, together with Purchasers, shall mutually determine and agree when and the extent to which it is desirable or necessary to issue any press release or other public statements with respect to the transactions contemplated by this Agreement, and neither the Company nor the Selling Shareholders shall make any such press release or public statement without the prior consent of Purchasers.

5.05. Disclosure Supplements. The Company, Dean, and the Selling Shareholders shall promptly deliver to Purchasers in writing any information which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in any Schedule hereto or which is necessary to correct any information in any Schedule which has been rendered inaccurate thereby.

5.06. Payment of Transaction Expenses. Prior to the Closing, the Selling Shareholders shall have paid in full all legal, accounting and other expenses related to this Agreement on behalf of the Company or any Selling Shareholder (“Transaction Expenses”) invoiced and accrued prior to the Closing as well as all other Transaction Expenses which the Company reasonably estimates shall be incurred through the Closing.

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5.07. Transfer of Accounts, SEC Codes and Contact Forwarding. At or as soon as possible after the Closing, the Company and Dean shall take all necessary action to (A) transfer to Cagan Capital, LLC, or designee(s) thereof (i) full access and control of all Company bank accounts, including all signature authority with respect thereto, and (ii) the Company’s SEC Edgar filing codes and control thereof, and (B) forward all incoming Company mail, courier, electronic mail, facsimile and telephone communications to such addresses, electronic mail addresses, facsimile and telephone numbers as Cagan Capital, LLC or designee(s) thereof direct.

5.08 Specific Performance. Each of the parties hereto hereby acknowledges and agrees that the other parties would be damaged irreparably if any of the material provisions of this Agreement are not substantially performed in accordance with their specific terms or are otherwise breached. Accordingly, each of the parties hereto hereby agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the material provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in addition to any other remedy to which they may be entitled pursuant hereto.

ARTICLE VI

CLOSING CONDITIONS

6.01. Conditions to Each Party’s Obligations under this Agreement. The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Closing of the following conditions:

(a) No injunction, restraining order or other ruling or order issued by any Governmental Authority or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect and no proceeding brought by any Governmental Authority shall be pending or threatened which seeks any injunction, restraining order or other order which would prohibit consummation of the sale of the Shares.

6.02. Conditions to the Obligations of Purchasers under this Agreement. The obligations of Purchasers under this Agreement shall be further subject to the satisfaction, at or prior to the Closing, of the following conditions:

(a) Each of the covenants, obligations and conditions of the Company, Dean, and the Selling Shareholders required to be performed or complied with or satisfied by such Person at or prior to the Closing pursuant to this Agreement shall have been duly performed, complied with and satisfied, and each of the representations and warranties of the Company, Dean, and the Selling Shareholders contained in this Agreement (including the Schedules and Exhibits delivered on the date of this Agreement hereof) shall be true and correct as of the date of this Agreement and as of the Closing, and Purchasers shall have received certificates to that effect signed by an officer of the Company, Dean, and the Selling Shareholders;

(b) All (i) action required by law or otherwise to be taken by the Board of Directors and Selling Shareholders of the Company to authorize the execution, delivery and performance of this Agreement and the Additional Agreements to which such Person is a party and the transactions contemplated hereby and thereby shall have been duly and validly taken, (ii) licenses, permits, consents, waivers, approvals and similar authorizations of or from any Governmental Authorities or other Persons necessary or advisable in connection with the consummation of the sale of the Shares and the other transactions contemplated by this Agreement or any Additional Agreements, shall have been delivered, made or obtained, and Purchasers shall have received copies thereof in form and substance satisfactory to Purchasers.

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(c) Purchasers and their respective employees, Affiliates, agents, lenders, environmental consultants and accounting and legal representatives shall have completed their environmental, tax, accounting, business and legal due diligence review of the Company, and Purchasers shall be satisfied with the results of such due diligence review in their sole and absolute discretion, and have collected sufficient funds, on terms solely satisfactory to each of the Purchasers, to consummate this transaction.

6.03. Conditions to the Obligations of the Company and Selling Shareholders under this Agreement. The obligations of the Company and the Selling Shareholders under this Agreement shall be further subject to the satisfaction, at or prior to the Closing, of the following condition:

(a) Each of the covenants, obligations and conditions of Purchasers respectively, required to be performed, complied with or satisfied by either at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed, complied with and satisfied, and each of the representations and warranties of Purchasers contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing.

ARTICLE VII

CLOSING

7.01. Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement shall take place at the office of the Company on March 31, 2010, at 10:00 a.m., CST, on the first business day following the day on which the last of the conditions set forth in Article VI is fulfilled or waived, or at such other time and place and on such other date as Purchasers, the Company, and the Selling Shareholders shall agree (the “Closing Date”).

(a) At the Closing, the Company and the Shareholder Representative shall deliver to Purchasers the following:

(i) Stock certificate or certificates, along with stock powers, representing Selling Shareholders shares, endorsed in the name or names as designated by the Company;

(ii) the resignation of all officers of the Company;

(iii) the resignation of all of the directors of the Company;

(iv) a board of directors resolution appointing new directors of the Company as designated by Purchasers, subject to compliance with Rule 14B-1 under the Securities Exchange Act of 1934;

(v) true and correct copies of all of the business and corporate records of the Company, including but not limited to the information required to be provided pursuant to Section 2.18 above, and all correspondence files, bank statements, checkbooks, savings account books, minutes of shareholder and directors meetings or consents, financial statements, shareholder listings, stock transfer records, agreements and contracts;

(vi) The Release Agreement, attached hereto as Exhibit D, executed by all Selling Shareholders, officers and directors of the Company; and

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(vii) such other documents of the Company as may be reasonably required by the Purchasers, if available.

(b) At the Closing, Purchasers shall deliver to the Company and the Escrow Agent the following:

(i) all previously undelivered documents required to be delivered by Purchasers to the Company at or prior to the Closing in connection with the transactions contemplated hereby;

(ii) such other certificates, agreements and documents as the Company shall reasonably request; and

(iii) checks from the individual Purchasers to the Escrow Agent for the purchase of the Shares which total the Share Purchase Price less any funds previously advanced by the Purchasers to the Escrow Agent against the Share Purchase Price under the terms and conditions of the Escrow Agreement.

(c) At the Closing, the Shareholder Representative shall release and deliver all certificates representing the Shares being purchased, along with the proper stock powers and to Securities Transfer Corporation located at 2591 Dallas Parkway, Suite102, Frisco, Texas 75034, the Transfer Agent for the Company, to have the certificates changed into their respective names and denominations and Purchasers, and the Company shall be responsible for all costs involved in such changes and in mailing new certificates to all shareholders.

ARTICLE VIII

TERMINATION AND ABANDONMENT

8.01. Termination. This Agreement may be terminated and the Sale contemplated hereby may be abandoned at any time prior to the Closing:

(a) by mutual consent of the Company and Purchasers; or

(b) by either the Company or Purchasers if the Closing shall not have occurred on or before April 16, 2010.

8.02. Procedure and Effect of Termination. In the event of termination of this Agreement pursuant to Section 8.01 hereof, written notice thereof shall forthwith be given to the other parties to this Agreement and this Agreement shall terminate and the Sale shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein, no party hereto shall have any liability or further obligation to any other party to this Agreement resulting from such termination.

ARTICLE IX

SURVIVAL AND INDEMNIFICATION

9.01. Survival and Remedies. All representations and warranties of each of the parties hereto contained in this Agreement or the Additional Agreements, including all statements contained in any certificate, schedule, document or other writing delivered pursuant hereto or in connection with the transactions contemplated hereby, shall be deemed to be representations and warranties within the meaning of this Section 9.01, shall be deemed to be material and to have been relied upon by Purchasers

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or the Selling Shareholders, and shall survive the Closing until one (1) year after the Closing, at which time such representations and warranties shall terminate. Notwithstanding anything to the contrary in the previous sentence, any claim for indemnification relating to a breach of any such representation or warranty asserted in a writing (stating the nature of the claim, the identity of the underlying claimants, if applicable, and an estimate of the amount of the claim, if known) on or before the expiration of the relevant time period shall survive, and the representations and warranties referenced in such claim shall survive for purposes of such claim, until resolved or judicially determined.

9.02. Indemnification of Purchasers by Dean. Dean shall, to the extent not covered and promptly paid by applicable insurance, jointly and severally indemnify, defend and hold harmless, Purchasers and their past, present and future directors, officers, employees, agents, subsidiaries and Affiliates (the “Purchasers Indemnified Parties”) for any and all loss, damage, expense (including court costs, amounts paid in settlement, judgments, attorneys’ fees and other expenses for investigating and defending), claim, deficiency, liability or obligation related to, resulting from, caused by or arising from (a) any inaccuracy in or breach of any representation or warranty made by the Company and Dean in Article II hereof or made by the Company in any other agreement, instrument or document delivered by the Company pursuant hereto, and (b) any failure to perform or breach by the Company of any covenant or agreement made by the Company herein or in any other agreement, instrument or document delivered by the Company or any of their respective Affiliates pursuant hereto (collectively, the “Damages”).

9.03. Indemnification of Purchasers by the Selling Shareholders. Each Selling Shareholder shall, to the extent not covered and promptly paid by applicable insurance, severally but not jointly, indemnify, defend and hold harmless Purchasers Indemnified Parties for any and all loss damage, expense (including court costs, amounts paid in settlement, judgments, attorneys’ fees and other expenses for investigating and defending), claim deficiency, liability or obligation related to, resulting from, caused by or arising from (a) any inaccuracy in or breach of any representation or warranty made by such Selling Shareholder in Article III herein or in any other agreement, instrument or document delivered by such Selling Shareholder pursuant hereto, or (b) any failure to perform or breach by such Selling Shareholder of any covenant or agreement made by such Selling Shareholder herein or in any other agreement, instrument or document delivered by such Selling Shareholder or any of his, her or its Affiliates pursuant hereto.

9.04 Limitation of Damages. Notwithstanding Sections 9.02 and 9.03, the Company, Dean, and the Selling Shareholders shall not have any obligation to indemnify a Purchasers Indemnified Party from and against any Damages to the extent the Damages the Purchasers Indemnified Parties have suffered exceed an aggregate ceiling equal to $160,000 (the “Cap”) (after which point the Company, Dean, and the Selling Shareholders will have no obligation to indemnify the Purchasers Indemnified Parties from and against such further Damages); provided, however, that in no event shall Balestri be liable under Section 9.04 for any amount greater than his respective portion of the Share Purchase Price. Notwithstanding the foregoing or anything to the contrary, any limitations on the indemnification obligations of any Party as set forth this Section 9.04 shall not apply to any Damages arising directly or indirectly from any circumstance involving intentional misrepresentation or fraud.

9.05. Indemnification by Purchasers. Purchasers, severally but not jointly, shall indemnify, defend and hold harmless each of the Selling Shareholders (the “Seller Indemnified Parties”) for any and all loss, damage, expense (including court costs, amounts paid in settlement, judgments, attorneys’ fees and other expenses for investigating and defending), suit, action, claim, deficiency, liability or obligation related to, caused by or arising from any inaccuracy or breach of any representation or warranty, any failure to perform or breach of any covenant or agreement made by the Purchasers herein or in any other agreement, instrument or document delivered by Purchasers pursuant hereto, and any and all claims made in good faith based upon facts alleged that, if true, would have constituted any such

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misrepresentation, breach or failure. Notwithstanding the foregoing, in no event shall the Purchasers be liable for any amount greater that their respective portion of the Share Purchase Price, minus any respective amounts paid to the Selling Shareholders by the respective Purchaser.

9.06. Indemnification Procedure for Third Party Claims Against Indemnified Parties.

(a) If subsequent to the Closing any Person (“Indemnified Party”) asserts a claim for indemnification or receives notice of the assertion of any claim or of the commencement of any action or proceeding by any entity which is not a party to this Agreement (including any Governmental Authority) (a “Third Party Claim”) against such Indemnified Party, with respect to which Purchasers or the Selling Shareholders (“Indemnifying Party”) are required to provide indemnification under this Agreement, the Indemnified Party shall give written notice together with a statement of any available information regarding such claim (the “Notice of Claim”) to the Indemnifying Party promptly after learning of such claim. The Indemnifying Party shall have the right, upon written notice to the Indemnified Party (the “Defense Notice”) promptly after receipt from the Indemnified Party of the Notice of Claim, to conduct at its expense the defense against such claim in its own name, or, if necessary, in the name of the Indemnified Party; provided, however, that the Indemnified Party shall have the right to approve the defense counsel representing the Indemnifying Party (the “Defense Counsel”), which approval shall not be unreasonably withheld, and in the event the Indemnifying Party and the Indemnified Party cannot agree upon such counsel within ten days after the Defense Notice is provided, then Indemnifying Party shall propose an alternate Defense Counsel, which shall be subject again to the Indemnified Party’s approval, which approval shall not be unreasonably withheld. The Indemnifying Party shall not settle or compromise any Third Party Claim for which it has assumed the defense pursuant to this Section 9.06(a) without the Indemnified Party’s prior written consent thereto, unless the terms of such settlement or compromise discharge and release the Indemnified Party from all Liabilities and obligations thereunder and do not involve a remedy other than the payment of money by the Indemnifying Party.

(b) If the Indemnifying Party shall fail to give the Defense Notice within the time and as prescribed by Section 9.06(a), or such claim involves a claim for injunctive or other equitable relief affecting Purchasers, then in any such event the Indemnified Party shall have the right to conduct such defense, at the Indemnifying Party’s expense, in good faith with counsel reasonably acceptable to the Indemnifying Party, but the Indemnified Party shall be prohibited from compromising or settling the claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. If the Indemnified Party conducts the defense pursuant to this Section 9.06(b), the Indemnifying Party will, at its expense, make available to the Indemnified Party such assistance and materials as the Indemnified Party may reasonably request.

(c) If the Indemnifying Party does deliver a Defense Notice and thereby elects to conduct the defense of the subject Third Party Claim, the Indemnified Party will cooperate with and make available to the Indemnifying Party such assistance and materials as it may reasonably request, all at the expense of the Indemnifying Party. Regardless of which Party defends such claim, the other Party shall have the right at its expense to participate in the defense assisted by counsel of its own choosing. Notwithstanding the foregoing and if the Indemnifying Party delivers a Defense Notice and thereby elects to conduct the defense of the subject Third Party Claim but does not proceed diligently to defend or settle such Third Party Claim within a reasonable time after its receipt of notice of the assertion or commencement thereof, then (a) the Indemnified Party shall have the right, but not the obligation, to undertake at the expense of the Indemnifying Party the defense or settlement of such Third Party Claim for the account and at the risk of the Indemnifying Party, and (b) the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make as to such Third Party Claim. No delivery of a Defense Notice by an Indemnifying Party in connection with a Third Party Claim shall prejudice any right of such Indemnifying Party to challenge whether the Indemnified Party is entitled to indemnification hereunder with respect to such Third Party Claim.

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(d) Any judgment entered or settlement agreed upon in the manner provided herein shall be binding upon the Indemnifying Party, and shall be conclusively deemed to be an obligation with respect to which the Indemnified Party is entitled to prompt indemnification hereunder, subject to the Indemnifying Party’s right to appeal an appealable judgment or order.

9.07. Failure to Give Timely Notice. A failure by an Indemnified Party to give timely, complete or accurate notice as provided in this Article IX will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party entitled to receive such was actually damaged as a result of such failure to give timely notice. Notwithstanding the foregoing, the parties hereby acknowledge and agree that nothing in this Section 9.07 shall be deemed to extend any of the time periods set forth in Section 9.01 with respect to the survival of representations and warranties.

9.08. Insurance. If an Indemnified Party both collects proceeds from any insurance company and receives a payment from the Indemnifying Party hereunder, and the sum of such proceeds and payment is in excess of the Damages or losses with respect to the matter that is the subject of the indemnity, then the Indemnified Party shall promptly refund to the Indemnifying Party the amount of such excess.

ARTICLE X

MISCELLANEOUS PROVISIONS

10.01. Amendment and Modification. This Agreement may be amended only pursuant to a written instrument signed on behalf of the affected parties.

10.02. Waiver of Compliance; Consents. Any failure of Purchasers, on the one hand or the Company, Dean, or the Selling Shareholders, on the other hand, to comply with any obligation, covenant, agreement or condition contained herein may be waived only in writing by the Company and the Selling Shareholders or Purchasers, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any other failure. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party to enforce any such provision. Any amendment or waiver effected in accordance with Section 10.01 or this Section 10.02 shall be binding upon each of the Selling Shareholders.

10.03. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

10.04. Expenses and Obligations. Except as set forth in Section 5.06 hereof, all costs and expenses incurred in connection with the consummation of the transactions contemplated by this Agreement by Purchasers shall be paid by Purchasers and all costs and expense incurred in connection with the consummation of the transactions contemplated by this Agreement by the Company shall be paid by Dean.

10.05. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, nothing in this Agreement except as set forth in Article X hereof, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

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10.06. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon the earlier of delivery thereof if by hand or upon receipt if sent by mail (registered or certified mail, postage prepaid, return receipt requested) or on the next business day after deposit if sent by a recognized overnight delivery service or upon transmission if sent by telecopy or facsimile transmission (with request of assurance of receipt in a manner customary for communication of such type) as follows:

(a)	If to Purchasers, or to the Company after the Closing, to:

Cagan Capital LLC

20400 Stevens Creek Blvd., Suite 700,

Cupertino, California, 95014

Attn: Laird Q. Cagan

(b)	if to the Company or Dean, to:

4800 Beldon Trail

Colleyville, Texas 76034

with a copy to:

2651 N. Harwood, Suite 200

Dallas, Texas 75201

Attn: Ray A. Balestri

(c)	If to Balestri:

2651 N. Harwood, Suite 200

Dallas, Texas 75201

10.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas applicable to contracts executed in and to be performed in that state and without regard to any applicable conflicts of law.

10.08. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

10.09. Headings. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

10.10. Certain Definitions. For purposes of this Agreement, certain terms are defined below:

(a) “Additional Agreements” means the Escrow Agreement, attached hereto as Exhibit A, the Representative Agreement, attached hereto as Exhibit C, and the Release Agreement attached as Exhibit D.

(b) “Affiliates” shall mean (i) a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, another person and (ii) any

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spouse, lineal descendant or adopted child of a person specified in clause (i), any spouse or adopted child of any such descendant or any child of such spouse, the executors, administrators, conservators or personal representatives of any person referred to in this clause (ii) and any person which, directly or indirectly, is owned or controlled by one or more of the persons referred to in this clause (ii).

(c) “Governmental Authority” means any national, federal, state, provincial, local or foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body of competent jurisdiction, or other governmental authority or instrumentality, domestic or foreign.

(d) “Knowledge” means the actual knowledge, after reasonable investigation or inquiry, of a Person, and, with respect to the Company, the actual knowledge after reasonable investigation or inquiry, of Dean.

(e) “Material Adverse Effect” means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of the Company, taken as a whole.

(f) “Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Authority.

10.11. Entire Agreement. This Agreement (including all Exhibits and Schedules attached hereto and incorporated by reference herein) and the documents and instruments referred to herein, and the Additional Agreement and other agreements included in or contemplated by the exhibits hereto embody the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein or therein. This Agreement (including all Exhibits and Schedules attached hereto and incorporated by reference herein), and the Additional Agreements supersede all prior agreements and understandings between the parties with respect to such subject matter.

10.12. Assignment. This Agreement shall not be assigned by operation of law or otherwise, except that it may be assigned (other than the obligations in Article II) by Purchasers to one or more of their Affiliates or a successor in interest who agree in writing to be bound by the provisions hereof. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

10.13. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person.

10.14. Arbitration. Any controversy or claim arising out of or relating to this Agreement or a breach hereof shall be finally settled by arbitration in Dallas County, Texas, under the commercial rules then in effect of the American Arbitration Association, and shall be determined in accordance with the laws of the State of Texas applicable to contracts to be wholly performed therein.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed as of the day and year first above written.

COMPANY:

TOYZAP.COM, INC.

By:
Lance Dean, President

SELLING SHAREHOLDERS:

PURCHASERS

By:
Name:
Title:

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EXHIBIT A: ESCROW AGREEMENT

EXHIBIT B: SELLING STOCKHOLDERS

EXHIBIT C: REPRESENTATIVE AGREEMENT

EXHIBIT D: RELEASE AGREEMENT

SCHEDULE 2.03 STOCK LEDGER

SCHEDULE 2.08 SCHEDULE OF ASSETS

SCHEDULE 2.14 LIABILTIES

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